Exhibit 23

                    [Letterhead of Pinkham & Pinkham, P.C.]

                          Independent Auditor's Consent

We consent to the use in this Registration Statement of Guitron International, Inc. on Form SB-2 of our report dated November 21, 2000, appearing in the Prospectus which is part of this Registration Statement, relating to the financial statements of The Guitron Corporation, which are contained in such Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                                     /s/ Pinkham & Pinkham, P.C.

                                                     Pinkham & Pinkham, P.C.

May 31, 2001
Cranford, New Jersey